UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 25, 2023

RayzeBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41799	84-4388509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Morehouse Drive, Suite 300
San Diego, California 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (619) 937-2754

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RYZB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 25, 2023, RayzeBio, Inc., a Delaware corporation (the “Company” or “RayzeBio”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bristol-Myers Squibb Company, a Delaware corporation (“Parent”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, an acquisition vehicle to be formed by Parent promptly after the execution of the Merger Agreement as a wholly owned subsidiary of Parent (“Purchaser”), will commence a cash tender offer (the “Offer”) no later than 20 business days after the date of the Merger Agreement (or such other date as the parties’ respective outside counsel may agree). The Offer will consist of an offer to purchase all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”) at a price of $62.50 per Share (the “Offer Price”), in cash, without interest and subject to any applicable withholding of taxes.

The obligation of Purchaser to accept for payment, and pay for, Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain conditions set forth in the Merger Agreement, including (i) there being validly tendered and not validly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Parent or any of its wholly owned subsidiaries, would represent a majority of Shares outstanding at the time of the expiration of the Offer and (ii) there being received, terminated or expired, as the case may be, any consent, approval or clearance with respect to, or termination or expiration of any applicable mandatory waiting period (and any extension thereof) imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Parent and Purchaser’s obligations to consummate the Offer are not subject to a condition that any financing be received by Parent or Purchaser for the consummation of the transactions contemplated by the Merger Agreement.

As soon as practicable following consummation of the Offer, subject to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser will merge with and into the Company (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent in accordance with the DGCL.

At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares (a) held by the Company (or in the Company’s treasury), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under Delaware law, or (b) irrevocably accepted for purchase in the Offer) will be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any applicable withholding of taxes.

Each of the Company’s stock options (the “Options”) that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon the occurrence of, the Effective Time. As of the Effective Time, each Option that is then outstanding and unexercised will be cancelled and converted into the right to receive cash, without interest, in an amount equal to the product of (i) the total number of Shares subject to the fully vested Option immediately prior to the Effective Time, multiplied by (ii) the excess, of (x) the Merger Consideration over (y) the exercise price payable per Share under such Option.

Each share of restricted stock of the Company outstanding as of immediately prior to the Effective Time, will become fully vested effective as of immediately prior to, and contingent upon the occurrence of, the Effective Time and will be treated as a Share pursuant to the terms of the Merger Agreement.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to operate its business in all material respects in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to an unsolicited written alternative acquisition proposal that the board of directors of the Company has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a superior acquisition proposal. The Merger Agreement also requires that the Company’s board of directors recommend that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer (the “Board Recommendation”) and not, among other things, (i) withdraw (or modify in a manner adverse to Parent or Purchaser), or publicly propose to withdraw (or modify in a manner adverse to Parent or Purchaser), the Board Recommendation, or (ii) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any alternative acquisition proposal (either such action in (i) or (ii), a “Company Adverse Change Recommendation”). Notwithstanding these restrictions, the board of directors of the Company is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Company Adverse Change Recommendation (or terminate the Merger Agreement to enter into a definitive agreement with respect to a superior acquisition proposal) to accept a Superior Proposal or in response to a Change in Circumstance (as defined in the Merger Agreement), subject in each case to certain matching rights in favor of Parent and payment of the Termination Fee described below.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Purchaser. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including, among others, (i) termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior acquisition proposal or (ii) termination by Parent due to a Company Adverse Change Recommendation or a failure to reaffirm the Board Recommendation in certain circumstances where Parent is entitled to request such reaffirmation or a failure to recommend against certain competing tender or exchange offers commenced by a third party, the Company will be required to pay to Parent a termination fee of an amount in cash equal to $104 million. Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement.

The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee of $141 million in the event the Merger Agreement is terminated under certain specified circumstances. Specifically, this reverse termination fee is payable by Parent to the Company if the Merger Agreement is terminated by Parent or the Company either (i) due to the existence of a permanent legal restraint on the consummation of the Transactions or (ii) due to the Offer not being consummated by December 25, 2024 (or such later date as may be extended pursuant to the Merger Agreement) because certain conditions related to legal restraints or antitrust laws have not been satisfied.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated therein. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 25, 2023, in connection with the approval of the Merger Agreement, the board of directors of the Company approved and authorized the Company to enter into agreements with each of Kenneth Song, M.D., the Company’s President and Chief Executive Officer, Arvind Kush, the Company’s Chief Financial Officer, Susan Moran, M.D., MSCE, the Company’s Chief Medical Officer, and certain other individuals which will provide that if such individual is subjected to the excise tax under Section 4999 of the Internal Revenue Code as a result of any change in control payments or benefits relating to the Merger, the Company will provide a “gross-up” payment in respect of any excise tax imposed under Section 4999 of the Code to put each such individual in the same after-tax position that he or she would have been in had the excise tax not been imposed.

Item 7.01	Regulation FD Disclosure.

On December 26, 2023, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement as described above. A copy of the press release is attached is furnished as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of December 25, 2023, by and between RayzeBio, Inc. and Bristol-Myers Squibb Company

99.1	Joint Press Release of RayzeBio, Inc. and Bristol-Myers Squibb Company, dated December 26, 2023

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information about the Tender Offer and Where to Find It

The tender offer referenced in this communication has not yet commenced. This communication is for information purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of RayzeBio, nor is it a substitute for the tender offer materials that Purchaser will file with the SEC upon commencement of the tender offer. The solicitation of an offer to sell and the offer to buy shares of RayzeBio’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Purchaser intends to file with the SEC. In addition, RayzeBio will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

Stockholders and investors are strongly advised to read these documents when they become available, including the Solicitation/Recommendation Statement of RayzeBio on Schedule 14D-9 and any amendments or supplements thereto, as well as any other documents relating to the tender offer and the merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares into the tender offer because they contain important information, including the terms and conditions of the tender offer.

Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of RayzeBio on Schedule 14D-9 and related offer materials with respect to the tender offer and the merger, free of charge at the SEC’s website at www.sec.gov or from the information agent that will be named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by RayzeBio under the “Investors” section of RayzeBio’s website at www.rayzebio.com and by Parent at www.bms.com/investors.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including statements relating to the proposed acquisition of RayzeBio by Parent and any statements relating to RayzeBio’s business and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include those relating to the ability to complete and the timing of completion of the transactions contemplated by the Merger Agreement including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of numerous risks and uncertainties including with respect to the timing of the tender offer and the subsequent merger; the number of shares of RayzeBio’s common stock that will be tendered in the tender offer; legal proceedings that may be instituted related to the Merger Agreement; any competing offers or acquisition proposals; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the merger; and the effects of disruption from the transactions of RayzeBio’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in RayzeBio’s public filings with the SEC from time to time, including RayzeBio’s Quarterly Report on Form 10-Q, and Parent’s public filings with the SEC from time to time, including Parent’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent Quarterly Reports on Form 10-Q. RayzeBio’s stockholders and investors are cautioned not to unduly rely on these forward-looking statements. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, each of RayzeBio and Parent expressly disclaims any intent or obligation to update or revise publicly these forward-looking information or statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RayzeBio, Inc.

Date: December 26, 2023	By:	/s/ Ken Song
Ken Song, M.D.
President and Chief Executive Officer